Exhibit 99.1
Shutterfly Board Authorizes $100M Share Repurchase Program
REDWOOD CITY, February 11, 2014 -- Shutterfly, Inc. (NASDAQ:SFLY) today announced that its Board of Directors has approved an increase to its ongoing share repurchase program for an aggregate of up to $100 million. The original share repurchase program was announced in November 2012, and in addition to what has been purchased to date, the Company now expects to utilize an additional $100 million of cash under the expanded program over the next five quarters.
Jeffrey Housenbold, President and CEO stated: “The Board’s willingness to expand and refresh the repurchase program is a reflection of their confidence in Shutterfly’s business execution, growth and competitiveness. Shutterfly’s strong balance sheet allows us to utilize the expanded share repurchase program, while also maintaining the financial flexibility to operate the business, invest in our future, and pursue attractive strategic growth opportunities. With the Board’s authorization to expand the repurchase plan, we now have availability to repurchase up to $100 million in shares, which we believe represents a prudent and attractive use of our capital, particularly at recent levels.”
Shutterfly intends to finance the share repurchases with cash on hand. The repurchase program authorizes Shutterfly to buy its common stock from time to time through open market, privately negotiated or other transactions, including pursuant to trading plans established in accordance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, or by a combination of such methods. The share repurchase program is subject to prevailing market conditions and other considerations; does not require Shutterfly to repurchase any dollar amount or number of shares; and may be suspended or discontinued at any time.
Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include statements regarding the share repurchase program and Shutterfly’s future business expectations. Actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, adverse changes in market and business conditions, Shutterfly’s ability to cost-effectively pursue growth opportunities and grow its customer base; unforeseen changes in expense levels and competition. . For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, please refer to the "Risk Factors" section of Shutterfly’s most recent Form 10-K and Form 10-Q, and Shutterfly’s other filings, which are available on the Securities and Exchange Commission's Web site at www.sec.gov. These forward-looking statements are based on current expectations and Shutterfly assumes no obligation to update this information.
About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life's occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; Treat, personalized greeting cards that really stand out; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife,a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Contacts

Media Relations:
Gretchen Sloan, 650-610-5276
gsloan@shutterfly.com

Investor Relations:
Michael Look, 650-610-5910
mlook@shutterfly.com